Exhibit 99.1

Harbor Custom Development, Inc. Releases Second Quarter Financial Results - Reports Increases in Gross Revenues of 70% and Net Income of 346% over 2020

Gig Harbor, Washington – (GLOBENEWSWIRE) – August 16, 2021 – Harbor Custom Development, Inc. (“Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ: HCDI; HCDIP; HCDIW), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced that 2021 second quarter revenues were $14,132,400 with net income of $1,069,400. Second quarter revenues were 70% greater than the second quarter of 2020 and net income increased 346% over the same period. Harbor CEO, Sterling Griffin stated, “We are excited to achieve our first profitable quarter as a public company and look forward to building on this success for the balance of 2021 and beyond.”

“I’m thrilled with the momentum we gained over the past six months, which serves as further validation of our development approach. We’re able to serve multiple segments of the home buying market while also providing developed lot inventory for national public builders which provides the Company a steady and diverse stream of revenue. With a business strategy rooted in disciplined analysis, agility and highly efficient operations, we are well positioned for continued growth. I’m very proud of our employees’ diligent work that has led to significant progress across all segments of our business,” further stated Mr. Griffin.

Harbor will host a conference call on Tuesday, August 17, 2021 at 1:30 p.m. PT (4:30 p.m. ET) to discuss the second quarter results and the Company’s outlook. The public may access the conference call through a live audio webcast available at http://public.viavid.com/index.php?id=146167. Those who would like to submit written questions in advance, please email: IR@harborcustomdev.com. The conference call will be available by telephone at 1-877-407-0789 (for international callers, dial 1-201-689-8562), and refer to “Harbor” or conference ID: 13722198. A replay of the conference call will be available for two weeks at 1-844-512-2921 (for international callers, dial 1-412-317-6671) using the replay PIN: 13722198.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; and Austin, Texas. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Belfair, Allyn, Port Orchard, and Blaine in the state of Washington. In addition, Harbor has acquired land and will begin constructing homes in three new markets. In the Sacramento metro market, Harbor will be constructing homes in completed subdivisions in both Rocklin and Auburn, California. In the Austin metro market, Harbor has acquired developed lot inventory in Dripping Springs, Driftwood, and Horseshoe Bay, Texas. The Company has recently acquired property in Punta Gorda, Florida, and plans to begin construction of oceanfront condominiums there in 2022. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to, but are not limited to, statements regarding our positioning and potential for growth, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concerns our expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These forward-looking statements are subject to various risks and uncertainties, including without limitation complications due to COVID-19 which could cause delays in dates of completion or closings, and those risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. This document includes statements of summarized financial projections. There will be differences between the projected and actual results because events and circumstances frequently do not occur as expected and those differences may be material. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974